Exhibit 10.1

FIRST AMENDMENT

FIRST AMENDMENT, dated as of May 4, 2011 (this “Amendment”), to the credit agreement, dated as of August 30, 2010 (as amended, modified, restated and supplemented through the date hereof, the “Credit Agreement”), among Orthofix Holdings, Inc., a Delaware corporation (the “Borrower”), Orthofix International N.V., a Netherlands Antilles corporation (the “Company”), those Domestic Subsidiaries of the Company identified as a “Guarantor” on the signature pages thereto and such other Domestic Subsidiaries of the Company as may from time to time become a party thereto, the several banks and other financial institutions parties thereto (collectively, the “Lenders”; and individually, a “Lender”), and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be amended as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to such amendments on the terms set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

SECTION 2. Amendments to Section 1.1 (Defined Terms).

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting in alphabetical order the following new definition:

“Specified Settlement Amounts” shall mean the amount of any civil or criminal fines, penalties, judgments, damages, forfeitures or other amounts payable (including attorney fees and expenses) in connection with the resolution and settlement of the matters (the “Specified Settlement Matters”) described in the tenth, eleventh, twelfth and sixteenth paragraphs of the section titled “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “2010 Form 10-K”); provided that the resolution of the Specified Settlement Matters shall not result in or otherwise involve (i) any permissive or mandatory exclusion of the Company or its subsidiaries (the “Company Group”) from any Federal Health Care Program (as defined in 42 C.F.R. 1001.2) by the U.S. Department of Health and Human Services Office of the Inspector General, (ii) the discovery of any financial fraud by any current executive officers of the Company in connection with the matters described in the sixteenth paragraph of the 2010 Form 10-K, (iii) the requirement to restate the Company’s financial statements as a result of or in connection with the Specified Settlement Matters, (iv) entry into any criminal plea by any Company Group entity pursuant to the matters described in the tenth, eleventh and twelfth paragraphs of the 2010 Form 10-K other than for obstruction-related offenses or (v) entry into any criminal plea or deferred prosecution agreement by any Company Group entity other than the Company or Promeca S.A. de C.V. pursuant to the matters described in the sixteenth paragraph of the 2010 Form 10-K.

(b) The definition of “Consolidated EBITDA” in Section 1.1 of the Credit Agreement is hereby amended as follows:

(i) by inserting the word “plus” before the word “minus” at the end of clause (xii); and

(ii) by inserting the following new clause (xiii) after clause (xii):

“(xiii) cash charges for Specified Settlement Amounts and non-cash reserve or accrual charges for expected future Specified Settlement Amounts not to exceed $50.0 million in the aggregate”.

SECTION 3. Effectiveness of Amendment. This Amendment shall become effective as of the date (the “First Amendment Effective Date”) on which the following occur:

(a) the receipt by the Administrative Agent of counterparts to this Amendment duly executed by a duly authorized officer of the Company, the Borrower and the Required Lenders; and

(b) the receipt by the Administrative Agent on the First Amendment Effective Date of a consent fee for the account of each Lender consenting to this Amendment by 5:00 P.M. (New York City time) on May 3, 2011, in an amount equal to 0.100% of such Lender’s outstanding Revolving Commitment and Term Loans.

SECTION 4. Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transaction contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

SECTION 5. Representations and Warranties. After giving effect to this Amendment, the Borrower and the Company hereby confirm that the representations and warranties set forth in the Credit Agreement and in the Security Documents are true and correct as if made on and as of the First Amendment Effective Date (other than any such representations or warranties that, by their terms, refer solely to an earlier date, in which case, as of such earlier date) and (b) after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

SECTION 6. GOVERNING LAW; WAIVERS OF JURY TRIAL. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.13 AND SECTION 9.17 OF THE CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

SECTION 7. Amendments; Execution in Counterparts. (a) This Amendment shall not constitute an amendment of any other provision of the Credit Agreement not referred to herein and shall not be construed as a waiver or consent to any further or future action on the part of the Borrower that would require a waiver or consent of the Lenders or the Administrative Agent. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

(b) This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

ORTHOFIX HOLDINGS, INC.

By: /s/ Brian McCollum
Name: Brian McCollum
Title: Chief Financial Officer

ORTHOFIX INTERNATIONAL N.V.

By: /s/ Brian McCollum
Name: Brian McCollum
Title: Chief Financial Officer

[Signature Page to First Amendment to Orthofix Holdings, Inc. Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent

By:
Name:
Title:

[Signature Page to First Amendment to Orthofix Holdings, Inc. Credit Agreement]

[LENDER NAME]

By:
Name:
Title:

[Signature Page to First Amendment to Orthofix Holdings, Inc. Credit Agreement]